UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OSI Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12525 Chadron Avenue

Hawthorne, California 90250

October     , 2007

To Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 5, 2007, at our executive offices, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of OSI Systems, Inc. common stock as of the close of business on October 15, 2007 are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written Proxy Card, or, if indicated on your Proxy Card, by telephone or internet voting. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the Proxy Card regarding these voting options.

Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze
Secretary

12525 Chadron Avenue

Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 5, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of OSI Systems, Inc., a California corporation (the “Company”), will be held at 10:00 a.m., local time, on December 5, 2007, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

1. To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

3. To amend the Company’s 2006 Equity Participation Plan to: (i) increase the number of shares of Common Stock authorized for issuance under the plan by 2,000,000 shares; (ii) limit the number of shares of restricted stock available for issuance under the plan to 1,000,000 shares; and (iii) raise from 85% of market value to 100% of market value, the lowest exercise price at which stock options may be granted under the plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, containing consolidated financial statements, is included with this mailing.

The Board of Directors has fixed the close of business on October 15, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Victor S. Sze
Secretary

Dated: October     , 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR, IF GIVEN THE OPTION ON YOUR PROXY CARD, YOU MAY ALSO VOTE OVER THE TELEPHONE OR THE INTERNET. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

OSI SYSTEMS, INC.

12525 Chadron Avenue

Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”), to be held at 10:00 a.m., local time, on December 5, 2007, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof. You may direct your vote without attending the Annual Meeting by completing and mailing your Proxy Card or voting instruction card in the enclosed, postage pre-paid envelope or, if indicated on your Proxy Card, by telephone or internet voting. Please refer to the Proxy Card for instructions.

When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a shareholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on October 15, 2007, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 17,139,425 shares of common stock, without par value (“Common Stock”). A majority of the shares outstanding on the record date, present in person at the Meeting or represented at the Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” for a proposal are treated as being present at the Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any shareholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or to allocate among any of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the shareholder is entitled to vote. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

The enclosed Proxy Card, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

The total number of votes that could be cast at the Meeting is the number of votes actually cast, plus the number of abstentions and broker non-votes, described below. Abstentions are counted as shares present at the Meeting for purposes of determining whether a quorum exists; however, abstentions will not be counted as votes for or against a proposal. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Meeting, however, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes for or against a proposal.

In the election of directors, the candidates who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Approval of other proposals will require the affirmative vote of a majority of the shares of Common Stock present and voting in person at the Meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by e-mail, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about October 26, 2007 to all shareholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, containing consolidated financial statements, is included in this mailing.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Proposal No. 1 of the Proxy Card)

Nominees

The Board of Directors consists of six members. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Shareholders in 2008, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	56	Chairman of the Board of Directors, Chief Executive Officer and President	1987

Ajay Mehra	45	Director, Executive Vice President, and President of Security division	1996

Steven C. Good(1)(2)(3)(4)	65	Director	1987
Meyer Luskin(1)(2)(3)(4)	81	Director	1990
Chand R. Viswanathan	78	Director	2001
Leslie E. Bider(1)(3)	57	Director	2006

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Governance Committee
(4)	Member of Executive Committee

Business Experience

Deepak Chopra is Chairman of the Board of Directors. Mr. Chopra is also President and Chief Executive Officer of the Company. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. (“ILC”), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

Ajay Mehra has served as a Director of the Company since March 1996. Mr. Mehra is also Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good, Swartz, Brown & Berns, which he founded in 1976, and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Big Dogs, Inc., California Pizza Kitchen, Inc., Kayne Anderson MLP Investment Company and Youbet.com, Inc., each of which is a publicly held corporation listed on The Nasdaq Stock Market. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Stamet, Inc., an industrial solid pump manufacturer, Myricom, Inc., a computer and network infrastructure company and as Chairman of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee of the Orthopedic Hospital. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University.

Chand R. Viswanathan has served as a Director of the Company since June 2001. Dr. Viswanathan has been a Professor of Electrical Engineering on the faculty of the University of California, Los Angeles since 1974 and a member of the faculty of that department since 1962. He served as the Chair of the department from 1979 to 1985. During his tenure at University of California, Los Angeles, Dr. Viswanathan also served in various additional capacities, including Chair of the Academic Senate of the University of California, Los Angeles and Vice-Chair and later Chair of the University of California-wide Academic Senate. As Chair of the Academic Senate, he was also a member of the University of California Board of Regents as a faculty representative.

Leslie E. Bider has served as a Director of the Company since September 2006. Mr. Bider is currently Chief Strategist of ITU Ventures, a private equity firm. Between 1987 and 2005, Mr. Bider served as Chairman and Chief Executive Officer of Warner Chappell Music, Inc. Prior to that, Mr. Bider was Chief Financial Officer and Chief Operating Officer of Warner Bros. Music. Mr. Bider currently serves on the board of directors of Douglas Emmett, Inc., a real estate investment trust that trades on the New York Stock Exchange, and on the board of directors of several charitable and educational institutions. He holds a Bachelors of Science degree in Accounting from the University of Southern California and a Masters degree from the Wharton School at the University of Pennsylvania.

Relationships Among Directors or Executive Officers

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers of the Company (for a list of Named Executive Officers, See “Compensation of Executive Officers and Directors – Summary Compensation Table”).

Board of Directors Meetings and Committees of the Board of Directors

There were eight meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2007. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee and Nominating and Governance Committee. The members of each committee are appointed by the majority vote of the Board of Directors. No person serving as a director during the fiscal year ended June 30, 2007, attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

The Board of Directors has determined that each of the directors, except Deepak Chopra and Ajay Mehra, is independent within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market (“NASDAQ”) director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the SEC and the NASDAQ Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices.

The Audit Committee currently consists of Messrs. Bider, Good and Luskin. The Board of Directors has determined that, based upon his prior work experience and his tenure and experience on the Company’s Audit Committee, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

There were four meetings of the Audit Committee during the fiscal year ended June 30, 2007. See Report of Audit Committee. The charter of the Audit Committee is available under the Investor Relations section of our website – http://www.osi-systems.com.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee consists of Messrs. Good and Luskin. There was one meeting of the Compensation Committee during the fiscal year ended June 30, 2007. See Compensation Committee Report.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website – http://www.osi-systems.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Bider, Good and Luskin. There were no meetings of the Nominating and Governance Committee during the fiscal year ended June 30, 2007.

The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate’s ability to serve on the Board of Directors.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter of the Nominating and Governance Committee is attached as Appendix A to the Proxy Statement and is available under the Investor Relations section of our website – http://www.osi-systems.com.

Executive Committee

In January 2004, the Board of Directors formed an Executive Committee whose members convene for the purpose of advising and consulting with the Company’s management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were no meetings of the Executive Committee during the fiscal year ended June 30, 2007.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website – http://www.osi-systems.com.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company’s Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and contact information for the candidate;

•	A statement of the candidate’s occupation and background, including education and business experience;

•	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

A statement detailing (1) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (2) any relationship or understanding between the candidate and the shareholder proposing the candidate for consideration, or any affiliate of such shareholder; and

•	A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Shareholders must also comply with all requirements of the Company’s Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by shareholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

To date, the Nominating and Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it may do so in the future. The Nominating and Governance Committee did not receive any shareholder recommendations for nomination to the Board of Directors in connection with this year’s Annual Meeting, and this year’s nominees for director are all currently directors of the Company. Shareholders wishing to submit nominations for next year’s annual meeting of shareholders must notify us of their intent to do so on or before the date on which shareholder proposals to be included in the proxy statement for the shareholder meeting must be received by the Company. For details see “Shareholder Proposals.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of two non-employee directors, Messrs. Good and Luskin. No executive officer of the Company has served during the fiscal year ended June 30, 2007 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2007, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present in person at the Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the year ending June 30, 2008, and has further directed that management submit the selection of independent registered public accountants for ratification by the Company’s shareholders at the Annual Meeting. Moss Adams has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

In the event that the Company’s shareholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company’s and its shareholders’ best interests.

Representatives of Moss Adams are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of Moss Adams as the Company’s independent registered public accountants for the fiscal year ending June 30, 2008. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

RATIFICATION OF AMENDMENT TO 2006 EQUITY PARTICIPATION PLAN

(Proposal No. 3 of the Proxy Card)

Summary and Purpose of the Amended Equity Participation Plan

The Company’s 2006 Equity Participation Plan (the “2006 Plan”) is described below in “Compensation of Executive Officers and Directors – Company Plans.”

The Board of Directors has voted to amend the 2006 Plan to (i) increase the number of shares of Common Stock authorized for issuance under the plan by 2,000,000 shares; (ii) limit the number of shares of restricted stock available for issuance under the 2006 Plan to 1,000,000 shares; and (iii) raise from 85% of market value to 100% of market value, the lowest exercise price at which stock options may be granted under the plan. No other changes to the 2006 Plan are presently proposed.

Increase in Number of Authorized Shares

The 2006 Plan, originally named the 1997 Stock Option Plan, has been in place since 1997. As of September 26, 2007, options to purchase 1,470,908 shares had been exercised since the inception of the 2006 Plan. As of September 26, 2007, options to purchase 1,490,566 shares were outstanding under the 2006 Plan. As of such date, the Company had issued 60,825 shares of restricted stock under the 2006 Plan. As a result, the Company presently has only 316,706 shares authorized for issuance under the 2006 Plan.

The Board of Directors believes that the proposed increase in the number of shares of Common Stock available for issuance as provided in the 2006 Plan will provide the Compensation Committee with greater flexibility in the administration of its incentive plan and is appropriate in light of the growth of the Company. The increase in the number of shares for which options may be granted under the 2006 Plan would represent approximately 12% of the issued and outstanding shares of Common Stock of the Company as of September 26, 2007.

Limitation on Number of Shares Authorized for Issuance in the Form of Restricted Stock

The Board of Directors believes that the Company’s success depends in large part on its ability to attract, retain, and motivate its executive officers and other key personnel and that grants of restricted stock may be a significant element of compensation for such persons. However, because restricted stock has an immediate value upon vesting, restricted stock awards are generally smaller, by a significant factor, than stock options which, upon vesting, may not ultimately have a value to the recipient. As a result, although the Board of Directors has authorized the issuance of grants of restricted stock and plans to continue to do so in the future, it does not presently anticipate that it will require more than 1,000,000 shares for such purposes. The Board of Directors believes that by amending the 2006 Plan to limit the number of shares of restricted stock available for issuance, it will eliminate confusion about the Company’s present plans with respect to the issuance of restricted stock.

Exercise Price of Stock Options

All stock options currently outstanding under the 2006 Plan specify an exercise price of 100% of the market value of the Company Common Stock on the date such stock options were granted. The Board of Directors presently anticipates that all future stock option granted will also specify an exercise price of at least the market value of the Company’s Common Stock on the date of grant. The Board of Directors believes that by amending the 2006 Plan to require that future grants specify an exercise price of at least the market value of the Company’s Common Stock on the date of grant, it will eliminate confusion about the Company’s present plans with respect to the issuance of stock options.

The 2006 Plan, as amended and restated, is attached as Appendix B to this Proxy Statement.

Awards to be Granted to Certain Individuals and Groups

As of the date hereof, the Company cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the amendment to the 2006 Plan. The following table sets forth (a) the aggregate number of shares subject to option grants to certain individuals and groups under the 2006 Plan during the last fiscal year, which ended June 30, 2007, and (b) the average per share exercise price of such options.

Name of Group	Number of Options Granted	Average Per Share Exercise Price
Named Executive Officers(1)	70,000	$18.04
All executive officers, as a group	70,000	$18.04
All directors who are not executive officers, as a group	70,000	$18.43
All employees, including all current officers who are not executive officers, as a group	149,500	$18.28

(1)	The number of shares subject to option granted to each Named Executive Officer and the average per share exercise price of such options are set forth under “Compensation of Executive Officers and Directors – Grants of Plan-Based Awards.”

Equity Compensation Plan Information

The following table summarizes information, as of June 30, 2007, with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,332,129	$18.63	552,968
Equity compensation plans not approved by security holders	—	—	—
Total	1,332,129	$18.63	552,968

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the amendment of the 2006 Plan to amend the 2006 Plan to: (i) increase the number of shares of Common Stock authorized for issuance under the plan by 2,000,000 shares; (ii) limit the number of shares of restricted stock available for issuance under the plan to 1,000,000 shares; and (iii) raise from 85% of market value to 100% of market value, the lowest exercise price at which stock options may be granted under the plan. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the “Named Executive Officers,” as defined under the section entitled “Compensation of Executive Officers and Directors – Summary Compensation Table.” Please also refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.

Overview of Compensation Philosophy and Guiding Principles

The Company recognizes and values the critical role that executive leadership plays in its performance. The Company’s executive compensation philosophy is intended to ensure that executive compensation is aligned with its business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified and key executives. Executive compensation elements generally consist of a base salary, an annual cash bonus, long-term equity compensation and certain benefits and perquisites more fully described below.

Role of the Compensation Committee

The Company’s Board of Directors appoints members to the Compensation Committee to assist in recommending and reviewing executive compensation for the Named Executive Officers. The Compensation Committee reviews and approves salaries, annual bonuses, long-term incentive compensation, benefits, and other compensation in order to ensure that the Company’s executive compensation strategy and principles are aligned with its business strategy, objectives and stockholder interests. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Nasdaq Listing Standards, as currently in effect.

Executive Compensation Methodology

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. The Compensation Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall management contributions to the Company.

In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:

•	The Company’s executive compensation philosophy and practices

•	The Company’s performance relative to peers and industry standards

•	Success in attaining annual and long-term goals and objectives

•	Alignment of executive interests with shareholder interests through equity-based awards and performance-based compensation

•	Individual and team contributions, performance and experience

•	Total compensation and the mix of compensation elements for each Named Executive Officer

The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies in the industries in which the Company operates. The Compensation Committee assesses competitive market compensation using a number of data sources reflecting industry practices of other organizations similar in size. The Compensation Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2007, the Compensation Committee engaged Watson Wyatt to prepare such surveys and provide expert advice. The surveys used for comparison reflect compensation levels and practices for executives holding comparable positions at targeted peer-group companies. These surveys collect compensation data from peer-group companies based on revenues. The survey data utilized by the Compensation Committee generally includes:

•	base salary,

•	annual bonus,

•	total cash compensation,

•	pay adjustment trends,

•	long-term incentives,

•	retirement and capital accumulation,

•	benefits and perquisites, and

•	equity ownership.

In implementing the Company’s compensation program, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s shareholders.

Executive Compensation Program Elements

The Compensation Committee reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. In addition, the Compensation Committee reviews components of the Named Executive Officer’s compensation against executive compensation surveys of a peer group prepared by outside compensation consultants with the intent to establish targeted levels of base salary, annual incentive bonus and long-term incentive compensation. The particular elements of the compensation program for the Named Executive Officers consist of the following:

Base Salary.    Base salary is set to attract and retain executive talent and it serves as the only form of fixed income paid to Named Executive Officers for executing their duties. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Incentive Bonus.    Annual incentive bonuses are designed to focus the Company’s Named Executive Officers on annual operating achievement. Named Executive Officers are eligible for a target annual incentive bonus. The Company pays annual incentive bonuses to its Named Executive Officers based upon the achievement of targets that are indicative of the Company’s performance, as well as individual performance. The annual incentive bonus for fiscal year 2007 paid to each of the Named Executive Officers is shown in the “Bonus” column of the “Summary Compensation Table.”

Long-Term Incentive Compensation/Equity Based Awards.    The Company’s long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the interests of the Company’s stockholders. The Company’s long-term incentive program consists of periodic grants of stock options which are made at the discretion of the Compensation

Committee under the 2006 Plan. Beginning in fiscal year 2008, the Company’s long-term incentive program will also consist of periodic grants of restricted stock. Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, contributions to the Company’s development, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

The Compensation Committee typically grants awards to the Named Executive Officers under the 2006 Plan on a yearly basis. Except in limited circumstances, the Compensation Committee does not grant equity awards to Named Executive Officers at other times during the year. All equity awards are made at fair market value on the date of grant, which is the date on which the Compensation Committee authorizes the grant. Under the 2006 Plan, fair market value is determined by the closing price of the Company’s Common Stock on the date of grant.

Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees including the Company’s 401(k) Plan and the 2006 Plan. Other benefits and perquisites are limited and are provided at the discretion of the Compensation Committee. These benefits include medical and dental health insurance plans and life and long-term disability insurance plan benefits. The 401(k) Plan and the medical and dental plans require each participant to pay a contributory amount. The Company provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service.

Total Compensation Mix

The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based compensation, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company’s competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy to pay median pay for median performance and above-market pay for superior performance.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick and Mehra and change-of-control agreements with Messrs. Mehra, Wadhawan, Sze and Mansouri. The terms of each of such agreements are summarized below under the heading “Employment Agreements, Termination of Employment and Change in Control Arrangements.”

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers applicable tax, securities laws and accounting regulation in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of the Statement of Financial Accounting Standard No. 123, “Share-Based Payment” (“SFAS 123R”), which the Company adopted in fiscal year 2006, on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to stock options grants made in fiscal year 2007. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Code”) with respect to annual compensation exceeding $1.0 million and Section 280(b) of the Code with respect to change in control payments exceeding specified limits.

Executive Officers

Deepak Chopra is President and Chief Executive Officer of the Company. He also serves as Chairman of the Board of Directors. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick was named the Company’s Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than 18 years of financial management and public accounting experience, including mergers and acquisitions, financial planning and analysis and regulatory compliance. Between 2004 and 2006, he served as Executive Vice President and Chief Financial Officer of BioSource International, Inc, a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

Ajay Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra is also a member of the Company’s Board of Directors. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor or Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

Manoocher Mansouri is President of the Company’s Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Between May 2000 and June 2006, Mr. Mansouri served as President of the Company’s UDT Sensors, Inc. subsidiary

(since renamed OSI Optoelectronics, Inc.). Between 1982 and May 2000, Mr. Mansouri held various positions within UDT Sensors, Inc., including Vice President, Sales and Marketing, Director of its Aerospace-Defense group, and Director of Applications. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in Management certificate from the Anderson School at the University of California, Los Angeles.

Anuj Wadhawan is no longer a Named Executive Officer. Between November 2002 and September 2006, Mr. Wadhawan served as Chief Financial Officer and Treasurer of the Company. However, in September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division. From March 1991 to March 2002, Mr. Wadhawan held various accounting and finance-related positions with the Company and its subsidiaries, including Corporate Controller and Vice President of Finance. Prior to joining the Company, Mr. Wadhawan held various finance positions with the Lighting Division of Phillips Electronics in India. Mr. Wadhawan holds a Bachelor of Science in Accounting from Punjab University in India, is a chartered accountant in India, and has passed the certified public accounting examination in the United States.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for the principal executive officer, the principal financial officer, the three highest paid executive officers of the Company serving as executive officers on June 30, 2007 whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2007, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2)($)	Total ($)
Deepak Chopra Chairman, President and Chief Executive Officer	2007	998,077	250,000	—	1,167,801	—	—	83,203	2,499,081

Alan Edrick Executive V.P., Chief Financial Officer(3)	2007	262,277	150,000	—	154,895	—	—	16,804	583,976

Ajay Mehra Executive V.P. of the Company, President of Security division	2007	351,928	80,000	—	260,285	—	—	45,845	738,058

Victor S. Sze Executive V.P., General Counsel and Secretary	2007	285,865	160,000	—	247,056	—	—	29,768	722,689

Manoocher Mansouri President of Optoelectronics and Manufacturing division	2007	184,622	43,000	—	20,560	—	—	22,985	271,167

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(4)	2007	249,038	35,000	—	194,868	—	—	47,783	526,689

(1)	The amounts in the “Option Awards” column are calculated using the provisions of SFAS 123R.
(2)	Individual breakdowns of amounts set forth in “All Other Compensation” are as follows (in thousands):

Name	Matching 401(k) Contributions ($)	Car Benefit ($)	Membership Dues ($)(5)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra(6)	2,139	2,030	3,763	12,574	62,697	83,203
Alan Edrick	963	11,000	—	4,841	—	16,804
Ajay Mehra(6)	2,765	4,745	—	18,977	19,358	45,845
Victor S. Sze	690	12,000	—	10,722	6,356	29,768
Manoocher Mansouri	3,182	5,850	—	11,665	2,288	22,985
Anuj Wadhawan(6)	3,185	3,753	—	24,893	14,952	47,783

(3)	Mr. Edrick became an employee of the Company on July 25, 2006. Prior to such date, Mr. Edrick provided consulting services to the Company. Fees paid to Mr. Edrick in connection with such consulting services are not included in this table.

(4)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.
(5)	Membership Dues consists of payments made to a golf club.
(6)	The Company permits Messrs. Chopra, Mehra and Wadhawan to purchase credit card reward points from the Company.

Company Plans

2006 Equity Participation Plan

The Company’s officers, directors and employees are eligible to receive restricted stock and options to purchase shares of the Company’s Common Stock under the 2006 Plan. Stock options have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Stock options typically expire five years after the date of grant and vest over a period of approximately three years from the date of grant. Restricted stock typically vests over a period of four years from the date of grant.

The total number of shares of Common Stock which may be granted as restricted stock and/or issued upon the exercise of options pursuant to the 2006 Plan is 3,350,000. During the fiscal year ended June 30, 2007, options to purchase 149,500 shares of the Company’s Common Stock were granted under the 2006 Plan. During the Company’s last fiscal year, no shares of restricted stock were granted under the 2006 Plan. Options to purchase 1,332,129 shares of Common Stock were outstanding at June 30, 2007 and were held by 172 officers, directors and employees of the Company. As of June 30, 2007, the weighted-average exercise price of the outstanding options and stock grants was $18.63.

Employee Stock Purchase Plan

In 1998, the Board of Directors adopted the Company’s Employee Stock Purchase Plan (the “1998 Plan”). The 1998 Plan provides persons who have been regular employees of the Company or its U.S. subsidiaries for at least six months, and who meet certain other criteria, the opportunity to purchase shares of Common Stock through regular payroll deductions. The total number of shares of Common Stock subject to the 1998 Plan is 500,000. The 1998 Plan is administered by the Board of Directors, or a committee of the Board of Directors. The 1998 Plan qualifies as an “employee stock purchase plan” as defined in Section the Code.

Employee Benefit Plan, Pension Plans

In 1991, the Company established a tax-qualified employee savings and retirement plan (the “401(k) Plan”) for its employees and the employees of its U.S. subsidiaries. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the annual limit prescribed by statute ($15,500 in calendar 2007 for individuals under 50 years of age, $20,500 for individuals over 50 years of age) and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan allows for matching contributions to the 401(k) Plan by the Company, such matching and the amount of such matching to be determined at the sole discretion of the Board of Directors. For the fiscal year ended June 30, 2007, the Company provided approximately $1.3 million in discretionary matching contributions with respect to the 401(k) Plan. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in numerous investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable until withdrawn and so that the contributions by employees will be deductible by the Company when made.

2006 Equity Participation Plan of Rapiscan Systems Holdings, Inc.

In 2006, the Company established the 2006 Equity Participation Plan of Rapiscan Systems Holdings, Inc. Under this plan, the Company may grant to employees, including those of its subsidiaries, consultants and to non-employee directors, options to purchase shares of the Rapiscan Systems Holdings, Inc. common stock. This plan is more particularly described in the Company’s Annual Report on Form 10-K filed with the SEC on September 13, 2007.

2005 Equity Participation Plan of Spacelabs Healthcare, Inc.

In 2005, the Company established the 2005 Equity Participation Plan of Spacelabs Healthcare, Inc. Under this plan, the Company may grant to employees, including those of its subsidiaries, consultants and to non-employee directors, options to purchase shares of the Spacelabs Healthcare, Inc. common stock. This plan is more particularly described in the Company’s Annual Report on Form 10-K filed with the SEC on September 13, 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth the plan-based grants made during the fiscal year ended June 30, 2007, to each of our Named Executive Officers with respect to the Company’s 2006 Plan.

Name and Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise or Base Price of Option Awards (3)($/Sh)	Grant Date Fair Value of Options and Awards (4)($)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Deepak Chopra Chairman, President and Chief Executive Officer	—	—	—	—	—	—	—	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	July 31, 2006	—	—	—	—	—	—	—	50,000	$17.99	$354,392

Ajay Mehra Executive V.P. of the Company, President of Security division	—	—	—	—	—	—	—	—	—	—	—

Victor S. Sze Executive V.P., General Counsel and Secretary	July 7, 2006	—	—	—	—	—	—	—	20,000	$18.16	$144,556

Manoocher Mansouri President, Optoelectronics and Manufacturing Division	—	—	—	—	—	—	—	—	—	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(5)	—	—	—	—	—	—	—	—	—	—	—

(1)	The Company does not maintain a non-equity or equity plan that provides for payments based upon achievement of threshold, target and/or maximum goals.
(2)	The option grants expire after five years and vest over three years from the date of grant.
(3)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(4)	The grant date fair value of the stock options shown in the table above was computed in accordance with SFAS 123R and represents the total projected expense to the Company of grants made during the past fiscal year.
(5)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

The following table sets forth the plan-based grants made during the fiscal year ended June 30, 2007, to each of our Named Executive Officers with respect to the 2006 Equity Participation Plan of Rapiscan Systems Holdings, Inc.

Name and Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Options and Awards(4) ($)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Deepak Chopra Chairman, President and Chief Executive Officer	—	—	—	—	—	—	—	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	July 25, 2006	—	—	—	—	—	—	—	200,000	$1.50	$103,797

Ajay Mehra Executive V.P. of the Company, President of Security division	February 6, 2007	—	—	—	—	—	—	—	500,000	$1.60	$174,422

Victor S. Sze Executive V.P., General Counsel and Secretary	July 7, 2006	—	—	—	—	—	—	—	150,000	$1.50	$78,086

Manoocher Mansouri President, Optoelectronics and Manufacturing Division	—	—	—	—	—	—	—	—	—	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(5)	February 6, 2007	—	—	—	—	—	—	—	260,000	$1.60	$90,699

(1)	Rapiscan Systems Holdings, Inc. does not maintain a non-equity or equity plan that provides for payments based upon achievement of threshold, target and/or maximum goals.
(2)	The option grants expire after five years and vest over three years from the date of grant.
(3)	The exercise price for grants of stock options is determined by estimating the fair value of each stock option award as of the date of grant.
(4)	The grant date fair value of the stock options shown in the table above was computed in accordance with SFAS 123R and represents the total projected expense to the Company of grants made during the past fiscal year.
(5)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

The following table sets forth the plan-based grants made during the fiscal year ended June 30, 2007, to each of our Named Executive Officers with respect to the 2005 Equity Participation Plan of Spacelabs Healthcare, Inc.

Name and Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise or Base Price of Option Awards (3)($/Sh)	Grant Date Fair Value of Options and Awards (4)($)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Deepak Chopra Chairman, President and Chief Executive Officer	November 22, 2006	—	—	—	—	—	—	—	125,200	$2.07	$87,775

Alan Edrick Executive V.P., Chief Financial Officer	November 22, 2006	—	—	—	—	—	—	—	100,000	$2.07	$70,108

Ajay Mehra Executive V.P. of the Company, President of Security division	—	—	—	—	—	—	—	—	—	—	—

Victor S. Sze Executive V.P., General Counsel and Secretary	November 22, 2006	—	—	—	—	—	—	—	20,000	$2.07	$14,022

Manoocher Mansouri President, Optoelectronics and Manufacturing Division	—	—	—	—	—	—	—	—	—	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(5)	—	—	—	—	—	—	—	—	—	—	—

(1)	Spacelabs Healthcare, Inc. does not maintain a non-equity or equity plan that provides for payments based upon achievement of threshold, target and/or maximum goals.
(2)	The option grants expire after five years and vest over three years from the date of grant.
(3)	The exercise price for grants of stock options is determined on the date of grant using the closing price of the most recent trade of the common stock of Spacelabs Healthcare, Inc. on the Alternative Investment Market (“AIM”), a market administered by the London Stock Exchange.
(4)	The grant date fair value of the stock options shown in the table above was computed in accordance with SFAS 123R and represents the total projected expense to the Company of grants made during the past fiscal year.
(5)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards under the Company’s 2006 Plan as of June 30, 2007.

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (2)($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Deepak Chopra Chairman, President and Chief Executive Officer	100,000	—	—		$16.31	January 7, 2008	—	—	—	—
	100,000	—			$19.86	February 12, 2009	—	—	—	—
	40,000	40,000	—		$20.91	November 25, 2009	—	—	—	—
	25,000	75,000	—		$18.53	January 10, 2010	—	—	—	—
	12,500	37,500	—		$17.90	June 22, 2011	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	—	50,000			$17.99	July 30, 2011	—	—	—	—

Ajay Mehra Executive V.P. of the Company, President of Security division	25,000 25,000 12,500	— — 12,500	— — —	$ $ $	16.31 19.86 20.91	January 7, 2008 February 12, 2009 November 25, 2009	— —	— —	— —	— —

Victor S. Sze Executive V.P., General Counsel and Secretary	17,500	—	—		$19.86	February 12, 2009	—	—	—	—
	8,750	8,750			$20.91	November 25, 2009	—	—	—	—
	5,000	15,000			$18.53	November 10, 2010	—	—	—	—
	—	20,000			$18.16	July 6, 2011	—	—	—	—

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Manoocher Mansouri President, Optoelectronics and Manufacturing division	2,250	—	—	$16.31	January 7, 2008	—	—	—	—
	1,500	—	—	$16.10	August 13, 2008	—
	1,500	—	—	$19.88	March 1, 2009	—	—	—	—
	1,250	1,250	—	$17.19	March 9, 2010	—	—	—	—
	625	1,875	—	$19.58	January 10, 2011	—	—	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(3)	15,000 20,000 10,000 5,000	— — 10,000 15,000	— —	$16.31 $19.86 $20.91 $18.53	January 7, 2008 February 12, 2009 November 25, 2009 November 10, 2010	— —	— —	— —	— —

(1)	Each option grant has a five-year term and vests over a three year period from the date of grant.
(2)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(3)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

The following table sets forth the outstanding equity awards under the 2006 Equity Participation Plan of Rapiscan Systems, Inc. as of June 30, 2007.

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2) ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Deepak Chopra Chairman, President and Chief Executive Officer	250,000	750,000	—		$1.50	June 22, 2011	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	—	200,000	—		$1.50	July 24, 2011	—	—	—	—

Ajay Mehra	175,000	525,000	—		$1.40	February 7, 2011	—	—	—	—
Executive V.P. of the Company, President of Security division	—	500,000	—		$1.60	February 5, 2012	—	—	—	—

Victor S. Sze Executive V.P., General Counsel and Secretary	16,000 —	48,000 150,000	— —	$ $	1.40 1.50	February 7, 2011 July 6, 2011	— —	— —	— —	— —

Manoocher Mansouri President, Optoelectronics and Manufacturing division	5,000	15,000	—		$1.40	April 17, 2011	—	—	—	—

Anuj Wadhawan	16,000	48,000	—		$1.40	February 7, 2011	—	—	—	—
Executive V.P., Chief Financial Officer of Security division(3)	—	260,000	—		$1.60	February 5, 2012	—	—	—	—

(1)	Each option grant has a five-year term and vests over a three year period from the date of grant.
(2)	The exercise price for grants of stock options is determined by estimating the fair value of each stock option award as of the date of grant.
(3)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

The following table sets forth the outstanding equity awards under the 2005 Equity Participation Plan of Spacelabs Healthcare, Inc. as of June 30, 2007.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Deepak Chopra Chairman, President and Chief Executive Officer	137,450	137,450	—	$1.12	October 25, 2009	—	—	—	—
	68,725	206,175	—	$2.00	July 11, 2010	—	—	—	—
	—	125,200	—	$2.07	November 22, 2011	—	—	—	—

Alan Edrick Executive V.P., Chief Financial Officer	—	100,000	—	$2.07	November 22, 2011	—	—	—	—

Ajay Mehra	20,618	20,617	—	$1.12	October 25, 2009	—	—	—	—
Executive V.P. of the Company, President of Security division	13,745	—	—	$1.05	March 31, 2009	—	—	—	—

Victor S. Sze Executive V.P., General Counsel and Secretary	54,980 27,490 —	— 27,490 20,000		$1.05 $1.72 $2.07	March, 31, 2009 April 3, 2010 November 22, 2011	— — —	— — —	— — —	— — —

Manoocher Mansouri President, Optoelectronics and Manufacturing division	2,749	—	—	$1.05	March 31, 2009	—	—	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(3)	13,745	13,745	—	$1.12	October 25, 2009	—	—	—	—
	54,980	—	—	$1.05	March 31, 2009	—	—	—	—
	13,745	13,745	—	$1.72	April 3, 2010	—	—	—	—

(1)	Each option grant has a five-year term and vests over a three year period from the date of grant.
(2)	The exercise price for grants of stock options is determined on the date of grant using the closing price of the most recent trade of the common stock of Spacelabs Healthcare, Inc. on the AIM.
(3)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

Option Exercises and Stock Vested Table

During the fiscal year ended June 30, 2007, none of the Named Executive Officers exercised any options under either of the 2006 Equity Participation Plan of Rapiscan Systems Holdings, Inc. or the 2005 Equity Participation Plan of Spacelabs Healthcare, Inc. The following table sets forth certain information with respect to exercised options under the Company’s 2006 Plan for the fiscal year ended June 30, 2007.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Deepak Chopra Chairman, President and Chief Executive Officer	50,000	$784,500	—	—

Alan Edrick Executive V.P., Chief Financial Officer	—	—	—	—

Ajay Mehra Executive V.P. of the Company, President of Security division	25,200	$124,500	—	—

Victor S. Sze Executive V.P., General Counsel and Secretary	5,000	$58,450	—	—

Manoocher Mansouri President, Optoelectronics and Manufacturing division	2,655	$38,498	—	—

Anuj Wadhawan Executive V.P., Chief Financial Officer of Security division(2)	11,810	$75,839	—	—

(1)	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.
(2)	Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

Pension Benefits

The Company does not sponsor any qualified or non-qualified defined benefit plans for any Named Executive Officer.

Nonqualified Deferred Compensation

The Company does not maintain any non-qualified defined contribution or deferred compensation plans.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Employment Agreements

On July 18, 2005, the Company entered into an Amended and Restated Employment Agreement with its Chairman, President and Chief Executive Officer, Deepak Chopra. Unless the employment agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Chopra until the later of (1) the fifth anniversary of the date of the agreement or (2) the close of business three years following the date that either party notifies the other in writing of its election to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. Most recently, the Compensation Committee set Mr. Chopra’s annual base salary at $1,000,000 effective July 1, 2006 Mr. Chopra is entitled to receive one-third of the Company’s year-end bonus pool for management, if a bonus pool is established, and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Chopra from soliciting its employees or customers after the expiration of the term of his employment with the Company. The agreement also contains certain provisions regarding potential payments upon termination of employment or a change in control of the Company, which are described in “Potential Payments upon Termination or Change in Control” below.

On July 25, 2006, the Company entered into an employment agreement with Alan Edrick, its Chief Financial Officer. The initial term of Mr. Edrick’s employment agreement was one year. The agreement automatically renewed until July 24, 2008. The agreement provides for a base salary to be determined each year by the Company. During the term of his employment, Mr. Edrick’s base salary cannot be reduced. Most recently, the Compensation Committee set Mr. Edrick’s annual base salary at $335,000, effective September 1, 2007. Under the terms of the agreement, Mr. Edrick initially received options to purchase 50,000 shares of Common Stock of the Company; 100,000 shares of common stock of the Company’s subsidiary, Spacelabs Healthcare, Inc.; and 200,000 shares of common stock of the Company’s subsidiary, Rapiscan Systems Holdings, Inc. Each of these options was priced as of the date of grant, vests over a three-year period and expires five years from the date of grant. In addition, Mr. Edrick is entitled to participate in the Company’s bonus pool, and is entitled to benefits under any plan made available to any other similarly situated executives. In addition, the Company pays Mr. Edrick a car allowance in the amount of $1,000 per month. Furthermore, in the event of the relocation of the Company’s principal office more than 50 miles from its present location, the Company will offer Mr. Edrick a reasonable relocation package. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Edrick from soliciting its employees or customers after the expiration of the term of his employment with the Company. The agreement also contains certain provisions regarding potential payments upon termination of employment or a change in control of the Company, which are described in “Potential Payments upon Termination or Change in Control” below.

On September 1, 2000, the Company entered into an employment agreement with Ajay Mehra, its Executive Vice President and the President of its Security division. In November 2006, the Company amended Mr. Mehra’s employment agreement to extend the term of the agreement until August 31, 2009. The agreement provides for a base salary to be determined each year by the Company. Most recently, the Compensation Committee set Mr. Mehra’s annual base salary at $375,000 effective September 1, 2007. Mr. Mehra is eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Mehra from soliciting its employees or customers after the expiration of the term of his employment with the Company. Mr. Mehra has also entered into a Letter Agreement for Payments upon a Change in Control with the Company’s Rapiscan Systems Holdings, Inc. subsidiary, which contains provisions regarding potential payments upon termination of employment or a change in control of such subsidiary, which are described in “Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

Messrs. Chopra and Edrick have each entered into employment agreements with the Company which provide for potential payments upon termination or change in control. Mr. Mehra has entered into a change in control agreement with the Company’s Rapiscan Systems, Inc. subsidiary. Mr. Sze has entered into a change in control agreement with the Company. Mr. Mansouri has entered into a change in control agreement with the Company’s OSI Optoelectronics, Inc. subsidiary. Mr. Wadhawan has entered into a change in control agreement with the Company’s Rapiscan Systems, Inc. subsidiary.

The following tables show the potential payments upon termination or a change in control. The tables assume each such Named Executive Officer’s employment was terminated on June 30, 2007, and assume that the change in control occurred at June 30, 2007. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for such payments.

Deepak Chopra: Specific Circumstances Triggering Payment upon Termination or Change in Control

Termination for “Cause”

The Company may terminate Mr. Chopra’s employment at any time for “Cause” by delivering written notice to Mr. Chopra. “Cause” is defined as any of the following events: (1) Mr. Chopra is convicted, or pleads guilty or nolo contendre to, a felony or a crime involving moral turpitude; (2) Mr. Chopra engages in gross negligence or gross or willful misconduct in connection with the performance of his responsibilities under the employment agreement; (3) after written notice to Mr. Chopra, Mr. Chopra repeatedly fails to comply materially with any material Company policy; or (4) Mr. Chopra materially breaches any material term or provision of the employment agreement and fails to cure such breach within 30 days after he receives written notice from Company. In the event that Mr. Chopra is terminated for “Cause,” then he will be entitled to unpaid salary, prorated bonuses, unpaid vacation days, unpaid expenses and other benefits made available to the Company’s senior members of management, or to its employees generally, through the date of termination.

The table below reflects the breakdown of payments and benefits that Mr. Chopra would receive assuming that his employment was terminated for “Cause” on June 30, 2007:

Name	Base Salary	Bonus(1)	Vacation Payout	Expenses	Employee Benefits	Total
Deepak Chopra	$38,462	$250,000	$113,923	—	—	$402,385

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.

Termination with “Good Reason” or without “Cause”

In the event that Mr. Chopra resigns from his employment with the Company with “Good Reason” (as defined below), or the Company terminates Mr. Chopra without “Cause,” then: (1) Mr. Chopra will be entitled to all of his unpaid salary, prorated bonuses, unpaid vacation days, unpaid expenses, and other benefits made available to the Company’s senior members of management, or to its employees generally, through the date of his resignation with “Good Reason” or termination without “Cause;” (2) Mr. Chopra will continue to be entitled to receive all of his salary, unpaid expenses, unpaid vacation days, bonuses and other benefits made available to the Company’s senior members of management, or to its employees generally, for a period of 3 years from the date of resignation with “Good Reason” or termination without “Cause,” without any deduction or offset for any compensation earned or received by Mr. Chopra from any other sources and without any further obligation by Mr. Chopra to render services to the Company; and (3) at Mr. Chopra’s election upon written notice to the Company within 10 days after his resignation with “Good Reason” or termination without “Cause,” all of his unvested stock options in the Company will fully vest upon the date of his resignation with “Good Reason” or termination without “Cause.”

“Good Reason” means the following events:

(1)	Withdrawal by the Company from Mr. Chopra of any substantial part of his duties then being performed, or responsibility or authority then being carried by him, or a material change in Mr. Chopra’s reporting lines;

(2)	Assignment by the Company to Mr. Chopra of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him;

(3)	Material reduction in the level of Mr. Chopra’s responsibility, authority, autonomy, title, compensation, executive perquisites or other employee benefits;

(4)	Failure to keep Mr. Chopra in office as President and Chief Executive Officer of Company;

(5)	The Company materially breaches any material term or provision of the employment agreement and fails to cure such breach within 30 days after it receives written notice from Mr. Chopra;

(6)	Fraud on the part of the Company; or

(7)	Discontinuance of the active operation of business of the Company.

The table below reflects the breakdown of payments and benefits that Mr. Chopra would receive assuming that his employment agreement was terminated by the Company without “Cause” or by Mr. Chopra for “Good Reason” on June 30, 2007:

Name	Base Salary	Bonus(1)	Vacation Payout	Expenses	Employee Benefits(2)	Accelerated Vesting(3)	Total
Deepak Chopra	$3,000,000	$750,000	$113,923	—	$249,609	$1,467,393	$5,580,925

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.
(2)	Consists of benefits under any plan made available to the Company’s senior members of management or its employees generally during the course of Mr. Chopra’s employment, including any pension, profit sharing, savings or other retirement plans or programs, accidental death and dismemberment protection, flex plans, or any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, along with automobile, life or other insurance benefits that Mr. Chopra is entitled to receive.
(3)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007. Spacelabs Healthcare, Inc. common stock trades on the AIM, a market administered by the London Stock Exchange. The stock option value of options to purchase shares of Spacelabs Healthcare, Inc. common stock is calculated by multiplying the number of unvested, in-the-money options to purchase shares by the difference between the grant price and the closing stock price of Spacelabs Healthcare, Inc. common stock on June 29, 2007(£0.72 or $1.44).

Termination with “Good Reason” or without “Cause” in Connection with a “Change in Control”

In the event Mr. Chopra resigns from the Company with “Good Reason” or the Company terminates him without “Cause” at any time upon or after the occurrence of a “Change in Control” (as defined below), then Mr. Chopra, at his option and in lieu of receiving the amounts set forth under “Termination for ‘Good Reason” or without ‘Cause’” above, may elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra’s “base amount” (as defined in Code Section 280G(b)(3)) (the “Alternative Payment”).

In order to elect the Alternative Payment, Mr. Chopra must give written notice to the Company of his election: (1) concurrently with his resignation with “Good Reason” following a Change in Control; or (2) within 10 days after he is terminated by the Company without “Cause” following a Change in Control. The Company will pay the Alternative Payment to Mr. Chopra within 5 days after its receipt of the notice. Further, in connection with the Alternative Payment, Mr. Chopra, in his sole discretion, has the right to have all or any portion of his unvested stock options accelerate as of the date of such resignation or termination.

For purposes of the employment agreement, “Change in Control” means the occurrence of any of the following events: (1) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets that account for over 50% of the operating revenue of the Company; (2) a merger or consolidation of the Company and the Company is not the surviving entity; (3) a reorganization or liquidation of the Company; and (4) a merger, consolidation, tender offer or any other transaction involving the Company if the equity holders of the Company immediately before such merger, consolidation, tender offer or other transaction do not own, directly or indirectly, immediately following such merger, consolidation, tender offer or other transaction, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, tender offer or other transaction.

The table below reflects the breakdown of payments and benefits that Mr. Chopra would receive, following a Change in Control, assuming that his employment agreement was terminated by the Company without “Cause” or by Mr. Chopra for “Good Reason,” and had Mr. Chopra elected to receive the Alternative Payment:

Name	Alternative Payment	Vacation Payout	Expenses	Employee Benefits	Accelerated Vesting(1)	Total
Deepak Chopra	3,238,777	$113,923	—	—	$1,467,393	$4,820,093

(1)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007. Spacelabs Healthcare, Inc. common stock trades on the AIM, a market administered by the London Stock Exchange. The stock option value of options to purchase shares of Spacelabs Healthcare, Inc. common stock is calculated by multiplying the number of unvested, in-the-money options to purchase shares by the difference between the grant price and the closing stock price of Spacelabs Healthcare, Inc. common stock on June 29, 2007(£0.72 or $1.44).

Death or Permanent Disability

In the event of Mr. Chopra’s death during the term of his employment, Mr. Chopra’s employment with the Company will cease. In addition, in the event Mr. Chopra becomes physically or mentally disabled so as to become unable for more than 180 days in the aggregate in any 12 month period to perform his duties on a full-time basis with reasonable accommodations, the Company may, at its sole discretion, terminate his employment with the Company. Upon the date of his death or upon the Company’s termination of his employment due to a disability, (1) Mr. Chopra will be entitled to all unpaid salary, prorated bonuses, unpaid vacation days, unpaid expenses and other benefits made available to the Company’s senior members of management, or to its employees generally, through the date of Mr. Chopra’s death or termination for disability, and (2) all of Mr. Chopra’s unvested stock options in the Company will fully vest on such date.

The table below reflects the breakdown of payments and benefits that Mr. Chopra would receive assuming that his employment was terminated due to death or disability on June 30, 2007:

Name	Base Salary	Bonus(1)	Vacation Payout	Expenses	Employee Benefits	Accelerated Vesting(2)	Total
Deepak Chopra	$38,462	$250,000	$113,923	—	—	$1,467,393	$1,869,778

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.
(2)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007. Spacelabs Healthcare, Inc. common stock trades on the AIM, a market administered by the London Stock Exchange. The stock option value of options to purchase shares of Spacelabs Healthcare, Inc. common stock is calculated by multiplying the number of unvested, in-the-money options to purchase shares by the difference between the grant price and the closing stock price of Spacelabs Healthcare, Inc. common stock on June 29, 2007(£0.72 or $1.44).

Alan Edrick: Specific Circumstances Triggering Payment upon Termination or Change in Control

General Termination or Expiration of the Employment Agreement

The Company may terminate Alan Edrick’s employment for “Cause” at any time upon notice to Mr. Edrick. “Cause” is defined as: (1) Mr. Edrick’s admission or conviction of, or entering of a plea of nolo contendere as to any felony, or any lesser crime involving fraud, embezzlement or theft; (2) Mr. Edrick’s failure to substantially perform his duties, which failure cannot be cured or is not cured within 10 business days after written notice from the Company, as long as Mr. Edrick is not prevented from performing or curing by actions outside his control; or (3) Mr. Edrick’s material breach of any provision of his employment agreement, which breach cannot be cured or is not cured within 10 business days after written notice from the Company, as long as Mr. Edrick is not prevented from performing or curing by actions outside his control.

The Company may also terminate Mr. Edrick’s employment at any time other than for “Cause,” for the following additional reasons: (1) in the event of Mr. Edrick’s death, in which case his employment agreement will automatically terminate; (2) if Mr. Edrick, because of physical or mental incapacity or disability, fails to perform the essential functions of his position required of him for an aggregate period of 60 days within any six month period; or (3) upon 60 days’ written notice.

Mr. Edrick may terminate his employment agreement for “Good Reason” or for no “Good Reason” upon 60 days’ notice to the Company. If Mr. Edrick provides notice of termination during the Company’s fourth fiscal quarter, then his employment will conclude on the first business day after the filing of the Company’s Form 10-K for that fiscal year. “Good Reason” means the occurrence of any of the following events unless Mr. Edrick specifically agrees in writing that such event is not “Good Reason”: (1) any change in Mr. Edrick’s title as Executive Vice President and Chief Financial Officer; (2) any change in Mr. Edrick’s reporting relationship, such that he no longer reports to the Company’s Chief Executive Officer; (3) in the event that, for whatever reason, the Company is no longer the parent entity in its organizational framework, such that Mr. Edrick is no longer the Executive Vice President and Chief Financial Officer of the parent; (4) upon removal of any of the essential functions of a Chief Financial Officer; (5) following a “Change of Control” (as defined below), the relocation of Mr. Edrick’s principal office location more than 50 miles from its location as of July 25, 2006; (6) Mr. Edrick’s Base Salary is reduced from any prior year; or (7) any material breach of the employment agreement by the Company that is not cured within 10 business days after written notice from Mr. Edrick.

Upon expiration by non-renewal or termination of the employment agreement for any reason by either party, Mr. Edrick will be entitled to receive payment of (1) base salary through the “Completion Date” (as defined below); (2) any unused vacation and paid time off accrued through the “Completion Date;” and (3) any employee benefits that Mr. Edrick is entitled to upon the cessation of his employment with the Company, in accordance with the terms of plans or programs then in effect. “Completion Date” means the earliest of (1) the second anniversary of July 25, 2006; (2) if Mr. Edrick’s employment is terminated because of his death, the date of death; (3) if Mr. Edrick’s employment is terminated for “Cause” or due to disability, the effective date notice provided by the Company; (4) if Mr. Edrick’s employment is terminated without “Cause,” the 60th day following written notice provided by the Company; or (5) if Mr. Edrick’s employment is terminated for “Good Reason” or for no “Good Reason,” the 60th day following written notice provided by Mr. Edrick.

The table below reflects the breakdown of payments and benefits that Mr. Edrick would receive assuming that his employment was terminated on June 30, 2007, upon termination of the employment agreement for any reason by either party:

Name	Base Salary	Vacation Payout	Employee Benefits(1)	Total
Alan Edrick	$323,077	$10,223	$16,804	$350,104

(1)	Consists of benefits under any plan made available to any other similarly situated executive during the course of Mr. Edrick’s employment, including any life insurance, disability insurance, medical/dental/vision insurance and other retirement benefits.

Termination without “Cause” or with “Good Reason”

Absent or prior to a “Change of Control” (as defined below), in the event of termination of Mr. Edrick’s employment by the Company without “Cause” or by Mr. Edrick for “Good Reason,” Mr. Edrick will also be entitled to (1) an amount equal to 12 months’ salary at his then-current base salary; and (2) an amount equal to 50% of the bonus paid to Mr. Edrick in the prior year; provided, however, that if termination occurs prior to the payment of any bonus to Mr. Edrick, he will be entitled to an amount equal to 50% of the bonus to which he would be entitled under the current year’s bonus program; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Edrick, to the extent that such options and awards would have vested within 90 days after the “Completion Date” but for termination of employment by Company, will become fully vested as of the “Completion Date.”

The table below reflects the breakdown of payments and benefits that Mr. Edrick would receive assuming that, absent or prior to a “Change of Control,” his employment agreement was terminated by the Company without “Cause” or by Mr. Edrick for “Good Reason” on June 30, 2007:

Name	Base Salary	Bonus(1)	Vacation Payout	Employee Benefits(2)	Accelerated Vesting(3)	Total
Alan Edrick	$300,000	$75,000	$10,223	$16,804	$508,000	$910,027

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Edrick following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.
(2)	Consists of benefits under any plan made available to any other similarly situated executive during the course of Mr. Edrick’s employment, including any life insurance, disability insurance, medical/dental/vision insurance and other retirement benefits.
(3)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007.

Termination without “Cause” or with “Good Reason” in Connection with a “Change in Control”

In the event of either (1) termination of the employment agreement by the Company without “Cause” within 180 days prior to or 12 months following a “Change of Control” (as defined below), or (2) termination of the employment agreement by Mr. Edrick for “Good Reason” within 12 months after a “Change of Control,” Mr. Edrick will be entitled to those payments and benefits described above under “General Termination or Expiration of the Employment Agreement,” along with (1) an amount equal to 24 months’ base salary at Mr. Edrick’s then-current level; (2) an amount equal to 50% of the bonus to which Mr. Edrick would be entitled under the current year’s bonus program; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Edrick will become fully vested as of the “Completion Date.”

“Change in Control” means the occurrence of any of the following events during the term of his employment agreement: (1) any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company; (2) a merger or consolidation of the Company and the Company is not the surviving entity; (3) a reorganization or liquidation of the Company; (4) a merger, consolidation, tender offer or any other transaction involving the Company if the equity holders of the Company immediately before such merger, consolidation, tender offer or other transaction do not own, directly or indirectly, immediately following such merger, consolidation, tender offer or other transaction, more than 30% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, tender offer or other transaction; (5) Deepak Chopra ceases to be Chief Executive Officer of the Company, unless his termination from employment with the Company is by reason of a voluntary termination; or (6) a change in the composition of the Board of the Company as a result of which fewer than a majority of the directors are incumbent directors.

The table below reflects the breakdown of payments and benefits that Mr. Edrick would receive assuming that Mr. Edrick had been terminated on June 30, 2007 without “Cause” or Mr. Edrick resigned with “Good Reason” on June 30, 2007, in connection with a “Change in Control”:

Name	Base Salary	Bonus(1)	Vacation Payout	Employee Benefits(2)	Accelerated Vesting(3)	Total
Alan Edrick	$600,000	$75,000	$10,223	$16,804	$508,000	$1,210,027

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Edrick following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.
(2)	Consists of benefits under any plan made available to any other similarly situated executive during the course of Mr. Edrick’s employment, including any life insurance, disability insurance, medical/dental/vision insurance and other retirement benefits.
(3)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007.

Ajay Mehra: Specific Circumstances Triggering Payment upon Termination or Change in Control

Termination without “Cause”

Mr. Mehra’s employment agreement will expire on August 31, 2009. Prior to such date, if the Company terminates Mr. Mehra’s employment any time without “Cause” (defined below), then, in addition to all compensation accrued and outstanding as of such termination date, Mr. Mehra will be entitled to receive the salary, bonus and other benefits that he would have received had he remained employed during the remainder of the term of the agreement, without deduction or offset for any compensation earned or received by Mr. Mehra from any other sources. In addition, in accordance with the Company’s policies, Mr. Mehra would also receive payment for accrued, but unpaid vacation days.

“Cause” is defined as any of the following events: (1) any willful breach of duty by Mr. Mehra in the course of his employment; (2) the breach of any provision of his employment agreement or any misrepresentation by Mr. Mehra thereunder; (3) misconduct, neglect or negligence in the performance of his duties and obligations; (4) disloyal, dishonest, willful misconduct, illegal, immoral or unethical conduct by Mr. Mehra; (5) such carelessness or inefficiency in the performance of Mr. Mehra’s duties that he is unfit to continue in the service of Company; (6) failure by Mr. Mehra to comply with the policies or directives of Company and/or failure to take direction from Company’s Board of Directors; or (7) such other conduct which is substantially detrimental to the best interests of Company.

The table below reflects the breakdown of payments and benefits that Mr. Mehra would receive assuming that Mr. Mehra had been terminated without “Cause” on June 30, 2007:

Name	Base Salary(1)	Bonus(2)	Vacation Payout	Employee Benefits(3)	Total
Ajay Mehra	$810,000	$160,000	$40,112	$99,331	$1,109,443

(1)	For the purposes of this table, the “Base Salary” amount is calculated on the amount actually paid to Mr. Mehra during July and August of 2007, plus a period of 24 months at his current base salary.
(2)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Mehra following the completion of the fiscal year ended June 30, 2007, for performance in the fiscal year ended June 30, 2007.
(3)	Consists of benefits under any plan made available to any other similarly situated executive during the course of Mr. Mehra’s employment, including any life insurance, disability insurance, medical/dental/vision insurance and other retirement benefits that would have been provided during the remainder of the term of his agreement.

Termination in Connection with a Change in Control

Rapiscan Systems Holdings, Inc., a subsidiary of the Company, has entered into a Letter Agreement for Payment upon a Change in Control with Mr. Mehra. The letter agreement provides for the payment to Mr. Mehra of certain sums if (1) Mr. Mehra’s employment by Rapiscan Systems Holdings, Inc. or one of its subsidiaries (collectively, “Rapiscan”) is terminated by Rapiscan without cause within 12 months after a “Change in Control,” (defined below) or (2) Mr. Mehra terminates such employment for “Good Reason” (defined below) within 12 months after a “Change in Control.”

“Change in Control” means the acquisition, by a single party or a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, of equity in Rapiscan Systems Holdings, Inc. representing a majority of the voting power in Rapiscan Systems Holdings, Inc.

“Good Reason,” means the occurrence of any of the following events unless Mr. Mehra specifically agrees in writing that such event is not “Good Reason”: (1) any substantial reduction in duties; (2) following a “Change in Control,” the relocation of Mr. Mehra’s principal office location more than 75 miles from its present location; (3) Mr. Mehra’s base salary is reduced from any prior year, except for a reduction: (a) of 10% or less, (b) for a period of one year or less, and (c) which is compensated with substantially equivalent value through a grant of stock options, restricted stock or some other form of compensation; or (4) any material breach of any written employment agreement by Rapiscan that is not cured within 10 business days after written notice from Mr. Mehra. Changes in lines of reporting, of itself, will not constitute “Good Reason.”

If Mr. Mehra’s employment with Rapiscan is terminated by Rapiscan within 12 months after a “Change in Control” or Mr. Mehra terminates such employment for “Good Reason” within 12 months after a “Change in Control,” Mr. Mehra will be entitled to receive: (1) an amount equal to 12 months’ base salary at Mr. Mehra’s then-current rate; (2) an amount equal to 50% of Mr. Mehra’s bonus for the prior year; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Mehra shall become fully vested and (where applicable) exercisable. Payment of (1) and (2) shall be made in a single lump-sum cash payment, less appropriate deductions and withholding, on the last day of Mr. Mehra’s employment. In addition, in accordance with the Company’s policies, Mr. Mehra would also receive payment for accrued, but unpaid vacation days.

Unless Rapiscan provides Mr. Mehra with notice of renewal of Mr. Mehra’s letter agreement prior to its expiration, Mr. Mehra’s letter agreement shall expire on (1) September 11, 2008, if no “Change in Control” occurs earlier, or (2) if any “Change in Control” should occur during the term of Mr. Mehra’s letter agreement, the day after the first anniversary of the “Change in Control.”

The table below reflects the breakdown of payments and benefits that Mr. Mehra would receive assuming that on June 30, 2007, Mr. Mehra’s employment had been terminated without cause within 12 months after a “Change in Control,” or (2) Mr. Mehra had terminated such employment for “Good Reason” within 12 months after a “Change in Control.”

Name	Base Salary	Bonus	Vacation Payout	Accelerated Vesting(1)	Total
Ajay Mehra	$360,000	$12,500	$40,112	$294,588	$707,200

(1)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007. Spacelabs Healthcare, Inc. common stock trades on the AIM, a market administered by the London Stock Exchange. The stock option value of options to purchase shares of Spacelabs Healthcare, Inc. common stock is calculated by multiplying the number of unvested, in-the-money options to purchase shares by the difference between the grant price and the closing stock price of Spacelabs Healthcare, Inc. common stock on June 29, 2007(£0.72 or $1.44).

Victor Sze: Specific Circumstances Triggering Payment upon Termination in Connection with a Change in Control

The Company has entered into a Letter Agreement for Payment upon a Change in Control with Mr. Sze. The letter agreement provides for the payment to Mr. Sze of certain sums if (1) Mr. Sze’s employment by the Company or one of its subsidiaries is terminated by the Company without cause within 12 months after a “Change in Control,” (defined below) or (2) Mr. Sze terminates such employment for “Good Reason” (defined below) within 12 months after a “Change in Control.”

“Change in Control” means the acquisition, by a single party or a “group” (as defined in Section 13(d)(3) of the Exchange Act), of equity in the Company representing a majority of the voting power in the Company.

“Good Reason,” means the occurrence of any of the following events unless Mr. Sze specifically agrees in writing that such event is not “Good Reason”: (1) any substantial reduction in duties; (2) following a “Change in Control,” the relocation of Mr. Sze’s principal office location more than 75 miles from its present location; (3) Mr. Sze’s base salary is reduced from any prior year, except for a reduction: (a) of 10% or less, (b) for a period of one year or less, and (c) which is compensated with substantially equivalent value through a grant of stock options, restricted stock or some other form of compensation; or (4) any material breach of any written employment agreement by the Company that is not cured within 10 business days after written notice from Mr. Sze. Changes in lines of reporting, of itself, will not constitute “Good Reason.”

If Mr. Sze’s employment is terminated by the Company within 12 months after a “Change in Control” or Mr. Sze terminates such employment for “Good Reason” within 12 months after a “Change in Control,” Mr. Sze will be entitled to receive: (1) an amount equal to 12 months’ base salary at Mr. Sze’s then-current rate, (2) an amount equal to 50% of Mr. Sze’s bonus for the prior year; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Sze shall become fully vested and (where applicable) exercisable. Payment of (1) and (2) shall be made in a single lump-sum cash payment, less appropriate deductions and withholding, on the last day of Mr. Sze’s employment. In addition, in accordance with the Company’s policies, Mr. Sze would also receive payment for accrued, but unpaid vacation days.

Unless the Company provides Mr. Sze with notice of renewal of Mr. Sze’s letter agreement prior to its expiration, Mr. Sze’s letter agreement shall expire on (1) September 11, 2008, if no “Change in Control” occurs earlier; or (2) if any “Change in Control” should occur during the term of Mr. Sze’s letter agreement, the day after the first anniversary of the “Change in Control.”

The table below reflects the breakdown of payments and benefits that Mr. Sze would receive assuming that on June 30, 2007, Mr. Sze’s employment had been terminated without cause within 12 months after a “Change in Control,” or (2) Mr. Sze had terminated such employment for “Good Reason” within 12 months after a “Change in Control.”

Name	Base Salary	Bonus	Vacation Payout	Accelerated Vesting(1)	Total
Victor Sze	$300,000	$72,500	$26,913	$416,850	$816,263

(1)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007.

Manoocher Mansouri: Specific Circumstances Triggering Payment upon Termination in Connection with a Change in Control

OSI Optoelectronics, Inc., a subsidiary of the Company, has entered into a Letter Agreement for Payment upon a Change in Control with Mr. Mansouri. The letter agreement provides for the payment to Mr. Mansouri of certain sums if (1) Mr. Mansouri’s employment by OSI Optoelectronics, Inc. or one of its subsidiaries (collectively, “OSI Optoelectronics”) is terminated by OSI Optoelectronics without cause within 12 months after a “Change in Control,” (defined below) or (2) Mr. Mansouri terminates such employment for “Good Reason” (defined below) within 12 months after a “Change in Control.”

“Change in Control” means the acquisition, by a single party or a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, of equity in OSI Optoelectronics, Inc. representing a majority of the voting power in OSI Optoelectronics, Inc.

“Good Reason,” means the occurrence of any of the following events unless Mr. Mansouri specifically agrees in writing that such event is not “Good Reason”: (1) any substantial reduction in duties; (2) following a “Change in Control,” the relocation of Mr. Mansouri’s principal office location more than 75 miles from its present location; (3) Mr. Mansouri’s base salary is reduced from any prior year, except for a reduction: (a) of 10% or less, (b) for a period of one year or less, and (c) which is compensated with substantially equivalent value through a grant of stock options, restricted stock or some other form of compensation; or (4) any material breach of any written employment agreement by OSI Optoelectronics that is not cured within 10 business days after written notice from Mr. Mansouri. Changes in lines of reporting, of itself, will not constitute “Good Reason.”

If Mr. Mansouri’s employment with OSI Optoelectronics is terminated by OSI Optoelectronics within 12 months after a “Change in Control” or Mr. Mansouri terminates such employment for “Good Reason” within 12 months after a “Change in Control,” Mr. Mansouri will be entitled to receive: (1) an amount equal to 12 months’ base salary at Mr. Mansouri’s then-current rate; (2) an amount equal to 50% of Mr. Mansouri’s bonus for the prior year; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Mansouri shall become fully vested and (where applicable) exercisable. Payment of (1) and (2) shall be made in a single lump-sum cash payment, less appropriate deductions and withholding, on the last day of Mr. Mansouri’s employment. In addition, in accordance with the Company’s policies, Mr. Mansouri would also receive payment for accrued, but unpaid vacation days.

Unless OSI Optoelectronics provides Mr. Mansouri with notice of renewal of Mr. Mansouri’s letter agreement prior to its expiration, Mr. Mansouri’s letter agreement shall expire on (1) September 11, 2008, if no “Change in Control” occurs earlier, or (2) if any “Change in Control” should occur during the term of Mr. Mansouri’s letter agreement, the day after the first anniversary of the “Change in Control.”

The table below reflects the breakdown of payments and benefits that Mr. Mansouri would receive assuming that on June 30, 2007, Mr. Mansouri’s employment had been terminated without cause within 12 months after a “Change in Control,” or (2) Mr. Mansouri had terminated such employment for “Good Reason” within 12 months after a “Change in Control.”

Name	Base Salary	Bonus	Vacation Payout	Accelerated Vesting(1)	Total
Manoocher Mansouri	$225,000	$21,500	$34,615	$31,769	$312,884

(1)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007.

Anuj Wadhawan: Specific Circumstances Triggering Payment upon Termination in Connection with a Change in Control

Rapiscan Systems Holdings, Inc., a subsidiary of the Company has entered into a Letter Agreement for Payment upon a Change in Control with Mr. Wadhawan. The letter agreement provides for the payment to Mr. Wadhawan of certain sums if (1) Mr. Wadhawan’s employment by Rapiscan Systems Holdings, Inc. or one of its subsidiaries (collectively, “Rapiscan”) is terminated by Rapiscan without cause within 12 months after a “Change in Control,” (defined below) or (2) Mr. Wadhawan terminates such employment for “Good Reason” (defined below) within 12 months after a “Change in Control.”

“Change in Control” means the acquisition, by a single party or a “group” (as defined in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, of equity in Rapiscan Systems Holdings, Inc. representing a majority of the voting power in Rapiscan Systems Holdings, Inc.

“Good Reason,” means the occurrence of any of the following events unless Mr. Wadhawan specifically agrees in writing that such event is not “Good Reason”: (1) any substantial reduction in duties; (2) following a “Change in Control,” the relocation of Mr. Wadhawan’s principal office location more than 75 miles from its present location; (3) Mr. Wadhawan’s base salary is reduced from any prior year, except for a reduction: (a) of 10% or less, (b) for a period of one year or less, and (c) which is compensated with substantially equivalent value through a grant of stock options, restricted stock or some other form of compensation; or (4) any material breach of any written employment agreement by Rapiscan that is not cured within 10 business days after written notice from Mr. Wadhawan. Changes in lines of reporting, of itself, will not constitute “Good Reason.”

If Mr. Wadhawan’s employment with Rapiscan is terminated by Rapiscan within 12 months after a “Change in Control” or Mr. Wadhawan terminates such employment for “Good Reason” within 12 months after a “Change in Control,” Mr. Wadhawan will be entitled to receive: (1) an amount equal to 12 months’ base salary at Mr. Wadhawan’s then-current rate; (2) an amount equal to 50% of Mr. Wadhawan’s bonus for the prior year; and (3) any unvested stock options and other equity awards subject to a vesting schedule and previously granted to Mr. Wadhawan shall become fully vested and (where applicable) exercisable. Payment of (1) and (2) shall be made in a single lump-sum cash payment, less appropriate deductions and withholding, on the last day of Mr. Wadhawan’s employment. In addition, in accordance with the Company’s policies, Mr. Wadhawan would also receive payment for accrued, but unpaid vacation days.

Unless Rapiscan provides Mr. Wadhawan with notice of renewal of Mr. Wadhawan’s letter agreement prior to its expiration, Mr. Wadhawan letter agreement shall expire on (1) June 11, 2008, if no “Change in Control” occurs earlier, or (2) if any “Change in Control” should occur during the term of Mr. Wadhawan’s letter agreement, the day after the first anniversary of the “Change in Control.”

The table below reflects the breakdown of payments and benefits that Mr. Wadhawan would receive assuming that on June 30, 2007, Mr. Wadhawan’s employment had been terminated without cause within 12 months after a “Change in Control,” or (2) Mr. Wadhawan had terminated such employment for “Good Reason” within 12 months after a “Change in Control.”

Name	Base Salary	Bonus(1)	Vacation Payout	Accelerated Vesting(1)	Total
Anuj Wadhawan	$250,000	$20,000	$34,142	$241,492	$545,634

(1)	The stock option value of options to purchase shares of Company Common Stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the closing stock price of the Company’s Common Stock on June 29, 2007 ($27.35). The stock option value of options to purchase shares of Rapiscan Systems Holdings, Inc. common stock is calculated by multiplying the number of unvested options to purchase shares by the difference between the grant price and the most recent valuation of such stock by the Company’s management. Management last performed such valuation on May 7, 2007. Spacelabs Healthcare, Inc. common stock trades on the AIM, a market administered by the London Stock Exchange. The stock option value of options to purchase shares of Spacelabs Healthcare, Inc. common stock is calculated by multiplying the number of unvested, in-the-money options to purchase shares by the difference between the grant price and the closing stock price of Spacelabs Healthcare, Inc. common stock on June 29, 2007(£0.72 or $1.44).

Director Compensation

Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

Each non-employee director receives a fee of $15,000 per year, $1,500 for each Board of Directors meeting attended, and options to purchase 7,500 shares of the Company’s Common Stock per year, at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Audit Committee receives a fee of $1,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Compensation Committee receives a fee of $1,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Nominating and Governance Committee receives a fee of $1,500 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee also receives a fee of $5,000 per year.

Each member of the Executive Committee receives a fee of $10,000 per year and options to purchase 5,000 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

All options granted to members of the Board of Directors and it committees vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service as a director of the Company. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

The following table provides compensation information for the fiscal year ended June 30, 2007 for each member of the Company’s Board of Directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven C. Good	60,000		—	227,524	—	—	—	287,524
Meyer Luskin	58,500		—	227,524	—	—	—	286,024
Chand R. Viswanathan	38,000	(2)	—	87,161	—	—	—	125,161
Leslie E. Bider	35,000		—	19,989	—	—	—	54,989

(1)	Amounts calculated utilizing the provisions of SFAS 123R.
(2)	Amount includes $5,000 received by Mr. Viswanathan for serving on an advisory technology committee of the Company.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been immaterial to the Company’s financial results and results of operations.

The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during fiscal year 2007 by Mr. Chopra and his wife. The Company paid the business approximately $50,000 for such services during fiscal year 2007. The Company contracts for printing services from a business owned by Mr. Chopra’s father-in-law, Madan G. Syal. Mr. Syal retired as a Director of the Company on June 30, 2004. The Company paid Mr. Syal approximately $50,000 for such printing services during fiscal year 2007. In addition, in consideration of Mr. Syal’s past services to the Company as a Director, the Board of Directors approved yearly payments of $25,000 each to Mr. Syal during each of fiscal years 2004, 2005, 2006 and 2007.

The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

COMPENSATION COMMITTEE

Meyer Luskin
Steven C. Good

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of shares of the Company beneficially owned as of September 26, 2007 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,367,940	7.8%
Wells Fargo & Company(4)	2,230,721	13.0%
Dimensional Fund Advisors, Inc.(5)	1,422,969	8.3%
Wellington Management Company, LLP(6)	1,233,442	7.7%
Turner Investment Partners, Inc.(7)	889,163	5.2%

(1)	Except as otherwise noted, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 26, 2007, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 215,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 225,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 610,440 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 15,000 shares of restricted stock granted on September 17, 2007 are held individually by Mr. Chopra. Includes 25,000 shares issuable pursuant to options that become exercisable no later than 60 days after September 26, 2007. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	As reported in a Schedule 13G filed with the SEC, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.
(5)	As reported in a Schedule 13G filed with the SEC, the address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(6)	As reported in a Schedule 13G filed with the SEC, the address of Wellington Management Company, LLP is 75 State St., Boston, MA 02109.
(7)	As reported in a Form 13-F filed with the SEC, the address of Turner Investment Partners, Inc. is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312.

The following table sets forth the amount of shares of the Company beneficially owned as of September 26, 2007 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,367,940	7.8%
Ajay Mehra(4)	204,214	1.2%
Alan Edrick(5)	18,000	0.1%
Victor S. Sze(6)	45,000	0.2%
Manoocher Mansouri(7)	36,137	0.2%
Steven C. Good(8)	57,500	0.3%
Meyer Luskin(9)	64,700	0.3%
Chand R. Viswanathan(10)	21,875	0.1%
Leslie E. Bider(11)	3,625	0.0%
Anuj Wadhawan(12)	65,554	0.4%
All directors and executive officers as a group (10 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	1,884,545	10.6%

(1)	Except as noted otherwise, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 26, 2007, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 215,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 225,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 610,440 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 15,000 shares of restricted stock granted on September 17, 2007 are held individually by Mr. Chopra. Includes 25,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company’s Security division.
(5)	Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company.
(6)	Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company. Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007.
(7)	Mr. Mansouri is the President of the Company’s Optoelectronics and Manufacturing division.
(8)	Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Includes 5,000 shares owned for Mr. Good’s benefit by the Good, Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90025.
(9)	Includes 3,400 shares held by The Meyer and Doreen Luskin Family Trust. Includes 18,800 shares owned by Scope Industries. Mr. Luskin is the Chairman of the Board, President and Chief Executive Officers of Scope Industries. Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Mr. Luskin is a Director of the Company. The address of Mr. Luskin is c/o Scope Industries, 233 Wilshire Boulevard, Suite 310, Santa Monica, CA 90401.

(10)	Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Mr. Viswanathan is a Director of the Company.
(11)	Includes 1,875 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Mr. Bider is a Director of the Company.
(12)	Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 26, 2007. Mr. Wadhawan is no longer a Named Executive Officer. In September 2006, Mr. Wadhawan resigned as the Company’s Chief Financial Officer and Treasurer and was named Executive Vice President and Chief Financial Officer of the Company’s Security division.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company’s directors or executive officers owns more than 10% of the Company’s securities. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2007, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except for Mr. Good who neglected to timely file one Form 4 report during the year ended June 30, 2007, relating to the sale of 7,500 shares on March 22, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 23, 2006, Deloitte & Touche LLP (“Deloitte & Touche”) resigned as the Company’s independent registered public accounting firm. The resignation was accepted by the Audit Committee of the Board of Directors. On April 20, 2006, the Audit Committee of the Board of Directors of the Company appointed Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firm. Moss Adams has served as the Company’s independent registered public accounting firm since that time.

Independent Registered Public Accounting Firm Fees

The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company’s financial statements for the year ended June 30, 2007 and fees billed by Moss Adams for other services during such year. The following table also represents fees charged for professional audit services rendered by Deloitte & Touche and Moss Adams for the audit of the Company’s financial statements for the year ended June 30, 2006, and fees billed by Deloitte & Touche and Moss Adams for other services during such year.

	2007	2006
Audit Fees	$2,585,000	$3,668,000
Audit-Related Fees	116,000	62,000
Tax Fees	—	—
All Other Fees	—	—

Total	$2,701,000	$3,730,000

Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams and Deloitte & Touche in connection with statutory and regulatory filings or engagements. For the fiscal year ended June 30, 2007, these fees included approximately $954,000 related to the audit of the Company’s internal control over financial reporting.

Audit-Related Fees consist of fees billed for assurance and related services, primarily related to equity offerings, transfer pricing and pension plan related support and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international).

All Other Fees consist of fees for products and services other than for the services described above. In fiscal 2007 and 2006, there were no fees for services not included in the above categories.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether Moss Adams provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

During the fiscal year ended June 30, 2007, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and Leslie E. Bider, all of whom meet the independence and experience requirements of the SEC and NASDAQ Listing Standards. Mr. Bider was appointed to the Audit Committee on September 27, 2006. The Board of Directors has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met times during the fiscal year ended June 30, 2007.

At each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company’s independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee recommended to the Board of Directors the engagement of Moss Adams LLP as the Company’s independent public accountants. The Audit Committee reviewed with the Company’s financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent public accountants, the committee asks them to address and discusses their responses to several questions that the committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2007 was compatible with the independent public accountants’ independence.

Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting, and (2) the effectiveness of internal controls over financial reporting.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC.

AUDIT COMMITTEE

Steven C. Good Meyer Luskin Leslie E. Bider

CODE OF ETHICS AND CONDUCT

The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company’s 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, upon written request addressed to the following address, c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of shareholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders in person.

SHAREHOLDER COMMUNICATIONS

Shareholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

In certain cases, only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

SHAREHOLDER PROPOSALS

In the event that a shareholder desires to have a proposal considered for presentation at the 2008 Annual Meeting of Shareholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than June 28, 2008. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

The Company’s Bylaws provide that if a shareholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2008 Annual Meeting of Shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal not less than 90 days prior to December 5, 2008. The notice must comply with the Company’s Bylaws. Notices should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of the Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company’s website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

Victor S. Sze
Secretary

Hawthorne, California

October     , 2007

APPENDIX A

Charter of the Nominating and Governance Committee

OSI SYSTEMS, INC.

NOMINATING AND GOVERANCE COMMITTEE CHARTER

I. Purpose

The purposes of the Nominating and Governance Committee (the “Committee”) are:

•

To assist the Board of Directors (the “Board”) in making the Board as effective as possible through recommendations and periodic evaluations. The Committee may develop and/or recommend to the Board a set of corporate governance principles applicable to OSI Systems, Inc. (the “Company”).

•	The review and evaluation of the Board of Directors’ performance and each committee thereof.

•

The identification of individuals qualified to become directors and nominate directors for election and candidates for all vacant directorships to be filled by the Board of Directors or by the shareholders.

II. Membership

The Committee shall be composed of at least three directors appointed by the Board. Each Committee member shall be “independent” under applicable rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”). The members of the Committee, including the Chair, may be removed by the Board with or without cause. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III. Meetings and Procedures

The Chair (or in his absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings consistent with the Company’s Bylaws. The Committee shall meet at least one time per year and more frequently as the Committee deems necessary or desirable. The Chair shall regularly report to the Board and as otherwise requested by the Board. All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditors, or any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, governance consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate and to utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

IV. Duties and Responsibilities

1.	The Committee may develop and/or recommend to the Board a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.

2.	The Committee shall, at least annually (i) review the governance philosophy of the Company to assure that they are appropriate for the Company and comply with the requirements of the SEC and Nasdaq

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regulations and policies; (ii) review and approve corporate governance goals and objectives; and (iii) review the effectiveness of the Board.

3.	The Committee shall periodically review (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company and (ii) officer and director indemnification and insurance matters.

4.	The Committee may consider, develop and/or recommend to the Board policies, procedures guidelines and studies with respect to independence of directors, director qualifications, and corporate governance principles.

5.	The Committee shall monitor the orientation of new directors in order to promote an understanding of Board policies and the Company’s business, and oversee continuing education programs for all directors.

6.	The Committee shall identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

7.	The Committee shall review and make recommendations to the full Board of Directors whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or retirement ages.

8.	The Committee shall consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

9.	The Committee shall recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, the rules of the SEC and Nasdaq and any other factors the Committee deems relevant, and where appropriate, make recommendations to the Board of Directors regarding the removal of any member of any committee.

10.	The Committee shall establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, the charter of each committee and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

11.	The Committee shall perform other duties or responsibilities delegated by the Board from time to time, or as required by the rules, regulations or interpretations of the SEC or Nasdaq.

12.	The Committee shall report regularly to the Board of Directors, including with respect to:

i.	such matters as the Committee deems to be relevant to the Committee’s discharge of its responsibilities; and

ii.	such recommendations as the Committee may deem appropriate.

13.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

The Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee comprised of members of the Committee or the Board or executive officers.

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APPENDIX B

Amended and Restated 2006 Equity Participation Plan

AMENDED AND RESTATED

2006 EQUITY PARTICIPATION PLAN

OF

OSI SYSTEMS, INC.

1. PURPOSES OF THE PLAN

The purposes of this Amended and Restated 1997 Stock Option Plan (the “Plan”) of OSI Systems, Inc., a California corporation (the “Company”), are to:

(a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as such term is defined in Section 2); and

(c) Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the Company’s common stock, no par value per share (the “Common Stock”), through (i) the grant of stock options under this Plan (“Options”) and/or (ii) the issuance of shares of restricted Common Stock (“Restricted Stock”) under this Plan.

Options granted under this Plan may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”).

2. ELIGIBLE PERSONS

Every person who, at the date of grant of an Option and/or Restricted Stock, is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs and/or Restricted Stock under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8(e)(i) of this Plan, the total number of shares of Common Stock which (a) may be granted as Restricted Stock and/or (b) issued upon the exercise of Options granted pursuant to this Plan, shall not exceed 5,500,000 shares of Common Stock in the aggregate. Subject to the forgoing limitation, in no event shall the total number of shares of Common Stock which may be granted as Restricted Stock pursuant to this Plan be permitted to exceed 1,000,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 425,000 shares.

4. ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

(b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options and/or Restricted Stock shall be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) to determine the form of a grant of Restricted Stock under this Plan (a “Restricted Stock Grant”); (ix) to determine the terms and provisions of each Restricted Stock Grant (which need not be identical); (x) with the consent of the optionee, to modify or amend any Option; (xi) with the consent of the participant, to modify or amend any Restricted Stock Grant; (xii) to defer (with the consent of the optionee) the exercise date of any Option; (xiii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option and/or the grant of Restricted Stock; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5. GRANTING OF OPTIONS; OPTION AGREEMENT

(a) No Options shall be granted under this Plan after September 6, 2016.

(b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

(d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6. TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject.    All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure.    Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2 Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3 Time of Option Exercise.    Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Notwithstanding the foregoing, to the extent required by applicable laws, rules and regulations, the right to exercise Options granted pursuant to this Plan shall vest at the rate of at least 20% per year from the date of grant.

6.1.4 Option Grant Date.    The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nontransferability of Option Rights.    Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6 Payment.    Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Termination of Employment.    If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date, as such term is defined in Section 6.1.11); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee or any longer period specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8 Withholding and Employment Taxes.    At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9 Other Provisions.    Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10 Determination of Value.    For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11 Option Term.    Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2 Terms and Conditions to Which Only NQOs Are Subject.    Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of a NQO shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3 Terms and Conditions to Which Only ISOs Are Subject.    Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions.    If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date.    If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE

(a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. RESTRICTED STOCK

(a) Terms of Grant.    The Administrator may grant Restricted Stock Grants to such employees, consultants and non-employee directors, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator shall determine. No Restricted Stock Grants shall be granted under this Plan after September 6, 2016.

(b) Purchase Price.    The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

(c) Restricted Stock Grant Agreement.    Restricted Stock shall be granted pursuant to a written agreement, in form satisfactory to the Administrator, which shall set forth the terms of the Restricted Stock Grant. Restricted Stock granted under a restricted stock grant Agreement shall be evidenced by certificates registered in the name of the participant, which certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(d) Rights as Shareholder.    Unless otherwise determined by the Administrator at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

(e) Adjustments.

(i) Changes in Capital Structure.    If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to this Plan and each Restricted Stock Grant outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Board in its sole discretion.

(ii) Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each participant at least 30 days prior to such proposed action. The Restricted Stock Grants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Restricted Stock Grant prior to its termination, even if such Restricted Stock Grant were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Restricted Stock Grants shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Restricted Stock Grants or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Restricted Stock Grants prior to consummation of such event, even if such Restricted Stock Grants were not otherwise exercisable.

9. EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan, nor any Restricted Stock Grant, nor or any Option grant, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s or optionee’s employment or consulting at any time, nor confer upon any participant or optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. CONDITIONS UPON ISSUANCE OF SHARES

Neither shares of Restricted Stock nor shares of Common Stock underlying Options shall be issued to the participant or the optionee unless the issuance and delivery of such shares of Restricted Stock, the exercise of such Option and the issuance and delivery of such shares of Common Stock underlying such Option shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11. NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of Common Stock other than under this Plan.

12. MARKET STANDOFF

Each participant and optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options and/or any shares of Restricted Stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13. AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock Grants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

14. EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect, and any Restricted Stock Grants or exercises that have already occurred shall be rescinded, from and after expiration of such twelve-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not the Options and/or the Restricted Stock Grants previously granted under this Plan) shall terminate on September 6, 2016.

15. DELIVERY OF FINANCIAL STATEMENTS

To the extent required by applicable laws, rules and regulations, the Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding Option.

PROXY	PROXY

OSI SYSTEMS, INC.

12525 Chadron Avenue, Hawthorne, CA 90250

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the “Company”) held of record by the undersigned as of the close of business on October 15, 2007, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on December 5, 2007, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the 2008 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

FOR ALL                  WITHOLD AUTHORITY FOR ALL

Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:

2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR                AGAINST                ABSTAIN

3.	To amend the Company’s 2006 Equity Participation Plan to: (i) increase the number of shares of Common Stock authorized for issuance under by 2,000,000 shares; (ii) limit the number of shares of restricted stock available for issuance under the plan to 1,000,000; and (iii) raise from 85% of market value to 100% of market value, the lowest exercise price at which stock options may be granted under the plan.

FOR                AGAINST                ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2007 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

♦	NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature: Dated:

Signature: Dated: